UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2008
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On June 27, 2008, IntercontinentalExchange, Inc. (“ICE”) entered into a Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein (“Lenders”). The Credit Agreement provides for a revolving credit facility in the aggregate principal amount of $150,000,000 (the “Credit Facility”), which may be increased to $200,000,000 at the request of ICE and upon the agreement of the Lenders. In connection with the launch of clearing at ICE Clear Europe, a wholly-owned subsidiary of ICE, ICE will use any proceeds that it draws down from the Credit Facility to provide liquidity for the clearing operations of ICE Clear Europe.
Loans under Credit Facility shall, at the option of ICE, bear interest on the principal amount outstanding at either (i) LIBOR plus an applicable margin rate or (ii) a “base rate” plus an applicable margin rate. The “base rate” will be equal to the higher of (i) Wachovia Bank’s prime rate or (ii) the Federal Funds rate plus 0.5%. The applicable margin rate will be based on ICE’s total leverage ratio. Interest on each loan is payable quarterly, or for LIBOR loans, at the option of ICE, on a one, two, three or six-month period. The term for the Credit Facility is 364 days following the closing date, which was June 27, 2008. With limited exceptions, ICE may prepay the outstanding loans under the Credit Facilities, in whole or in part, without premium or penalty upon written notice to the Administrative Agent.
The Credit Agreement contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required approvals when the leverage ratio is greater than 1.5 to 1.0 on a pro forma basis for acquisitions, dispositions of assets and certain investments; the incurrence of additional debt; or the creation of liens and other fundamental changes to ICE’s business.
The foregoing description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit
     The following exhibit is filed as part of this Current Report on Form 8-K:
10.1	Credit Agreement among IntercontinentalExchange, Inc., as Borrower, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein dated as of June 27, 2008.
Forward-Looking Statements – Certain statements in this Current Report on Form 8-K may contain forward-looking information regarding IntercontinentalExchange’s business that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those set forth in the forward-looking statement. For a discussion of such risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on February 13, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.
/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer

Date: July 3, 2008

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